UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: + 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described below, on December 18, 2012, Bernard J. Duroc-Danner, our President, Chairman and Chief Executive Officer voluntarily forfeited an award of 481,058 Performance Units granted on March 23, 2012.

Item 7.01. Regulation FD Disclosure.

On December 18, 2012, Mr. Duroc-Danner asked the Compensation Committee of our Board of Directors to rescind and nullify the equity award of Performance Units granted to him in March 2012. The Committee acquiesced to his request. This action was taken solely on Mr. Duroc-Danner’s initiative and at his specific request and was not the Committee’s initiative or preference.

Mr. Duroc-Danner expressed the view that, given the company’s performance, he should take the step of forfeiting his annual equity award for 2012.

The forfeited award consisted of 481,058 Performance Units granted March 23, 2012, which would have vested January 1, 2015, subject to certain performance criteria. This comprised Mr. Duroc-Danner’s entire long term incentive compensation for 2012. The award was valued for compensation accounting purposes at approximately $10.4 million, resulting in compensation expense to the company of approximately $0.9 million per quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: December 19, 2012
/s/ Joseph C. Henry
Joseph C. Henry, Senior Vice President, Co-General Counsel and Corporate Secretary